EXHIBIT (D) (IX) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K




                        AMENDED AND RESTATED EXHIBIT #1
                                 TO SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                            DATED AS OF JUNE 23, 2006

                           AND REVISED APRIL 30, 2007


                                  III. BETWEEN

                            THE HUNTINGTON FUNDS AND
                      IV. HUNTINGTON ASSET ADVISORS, INC.

A.    Fund Name                    Compensation                                                                               Date

Huntington     Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Dividend Capture Fund's    June
Dividend       average daily net assets.                                                                                      23,
Capture Fund                                                                                                                  2006

Huntington     Annual rate of one percent (1.00%) of the Huntington International Equity Fund's average daily net assets.     June
International                                                                                                                 23,
Equity Fund                                                                                                                   2006
Huntington Mid Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Mid Corp America Fund's    June
Corp America   average daily net assets.                                                                                      23,
Fund                                                                                                                          2006
Huntington New Annual rate of eighty-five one hundredths of one percent (0.85%) of the Huntington New Economy Fund's average  June
Economy Fund   daily net assets.                                                                                              23,
                                                                                                                              2006
Huntington     Annual rate of seventy-five hundredths of one percent (0.75%) of the Huntington Real Strategies Fund's average April
Real           daily net assets                                                                                               30,
Strategies                                                                                                                    2007
Fund
Huntington     Annual rate of fifty one hundredths of one percent (0.50%) of the Huntington Rotating Markets Fund's average   June
Rotating       daily net assets.                                                                                              23,
Markets Fund                                                                                                                  2006
Huntington     Annual rate of seventy-five hundredths of one percent (0.75%) of the Huntington Situs Small Cap Fund's average June
Situs Small    daily net assets.                                                                                              23,
Cap Fund                                                                                                                      2006
Huntington     Annual rate of seventy-five hundredths of one percent (0.75% of the Huntington Macro 100 Fund's average daily  June
Macro 100 Fund net assets.                                                                                                    23,
                                                                                                                              2006



THE HUNTINGTON FUNDS                 HUNTINGTON ASSET ADVISORS, INC.

By:  /s/ George M. Polatas           By:  /s/ B. Randolph Bateman
Name:  George M. Polatas             Name:  B. Randolph Bateman
Title:  Vice President               Title:  President









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